GRAND POWER CAPITAL, INC.
CONSOLIDATED BALANCE SHEETS

	June 30, 2010	December 31, 2009
	(Unaudited)	(Audited)
ASSETS

CURRENT ASSETS
Cash & cash equivalents	$215,746	$299,719
Accounts receivable, net	1,280,235	1,138,081
Bills receivable	303,393	87,871
Other receivables, net	237,201	217,383
Deposit	10,401	9,538
Prepayment	1,108,205	468,771
Inventory	381,637	546,968
Advance to related party	19,818	-

Total current assets	3,556,636	2,768,331

PROPERTY AND EQUIPMENT, net	397,142	421,575

TOTAL ASSETS	$3,953,778	$3,189,906

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$48,234	$55,575
Accrued liabilities and other payables	21,278	10,685
Other payable to Shenzhen ORB original shareholders	393,600	-
Tax payable	712,357	549,979

Total current liabilities	1,175,469	616,239

COMMITMENTS

STOCKHOLDERS' EQUITY
Common stock, $1.00 par value, 50,000 shares authorized, 100 shares issued and outstanding as of June 30, 2010 and December 31, 2009, respectively	100	100
Additional paid in capital	(100)	241,548
Statutory reserve	140,590	140,590
Accumulated other comprehensive income	128,249	111,177
Retained earnings	2,509,470	2,080,252

Total stockholders' equity	2,778,309	2,573,667

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,953,778	$3,189,906

See accompanying notes to these financial statements

GRAND POWER CAPITAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(UNAUDITED)

	FOR THE SIX MONTHS ENDED JUNE 30,		FOR THE THREE MONTHS ENDED JUNE 30,
	2010	2009	2010	2009

Net sales	$2,362,028	$1,913,073	$1,438,959	$1,528,733

Cost of goods sold	1,322,124	1,028,089	764,336	808,361

Gross profit	1,039,904	884,984	674,623	720,372

Operating expenses
Selling expenses	119,998	127,046	66,306	99,428
General and administrative expenses	182,222	96,002	88,894	49,736

Total operating expenses	302,220	223,048	155,200	149,164

Income from operations	737,684	661,936	519,423	571,208

Non-operating income (expenses)
Interest income	1,663	(1,282)	1,422	(1,311)
Other expenses	-	(1,482)	-	166

Total non-operating expenses, net	1,663	(2,764)	1,422	(1,145)

Income before income tax	739,347	659,172	520,845	570,063

Income tax expense	158,177	131,834	114,585	114,012

Net income	$581,170	$527,338	$406,260	$456,051

Other comprehensive item
Foreign currency translation	17,072	603	16,341	865

Comprehensive Income	$598,242	$527,941	$422,601	$456,916

Basic weighted average shares outstanding	100	100	100	100

Basic net earnings per share	$5,812	$5,273	$4,063	$4,561

 See accompanying notes to these financial statements

GRAND POWER CAPITAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	FOR THE SIX MONTHS ENDED JUNE 30,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$581,170	$527,338
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	27,567	26,713
Decrease(Increase) in current assets:
Accounts receivable	(135,219)	(100,435)
Bill receivable	(213,959)	(132,667)
Prepayment	(633,659)	(91,758)
Other receivables	(18,531)	(40,838)
Inventory	167,489	(190,614)
Deposit	(806)	(2,927)
Increase (decrease) in current liabilities:
Accounts payable	(7,608)	60,242
Receipt in advance	-	42,839
Accrued liabilities and other payables	10,481	106,445
Tax payable	158,556	140,649

Net cash provided by (used in) operating activities	(64,519)	344,987

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property & equipment	(953)	-

Net cash used in investing activities	(953)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Due from related party	(19,718)	(145,656)

Net cash used in financing activities	(19,718)	(145,656)

EFFECT OF EXCHANGE RATE CHANGE ON CASH & CASH EQUIVALENTS	1,217	47

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	(83,973)	199,378

CASH & CASH EQUIVALENTS, BEGINNING OF PERIOD	299,719	58,849

CASH & CASH EQUIVALENTS, END OF PERIOD	$215,746	$258,227

Supplemental disclosures of cash flow information:
Cash paid for interest expenses	$-	$1,327
Cash paid for income tax	$9,264	$3,249

See accompanying notes to these financial statements

GRAND POWER CAPITAL, INC
STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2010

	Common stock		Preferred stock			Statutory	Other comprehensive	Retained
	Shares	Amount	Shares	Amount	Paid in capital	reserves	income	earnings	Total

Balance at December 31, 2009 (Audited)	100	100	-	-	241,548	140,590	111,177	2,080,252	2,573,667

Recapitalization on acquisition of Shenzhen ORB	-	-	-	-	(241,648)	-	-	-	(241,648)

Net income for the period	-	-	-	-	-	-	-	581,170	581,170

Dividend to original shareholders of Shenzhen ORB	-	-	-	-	-	-	-	(151,952)	(151,952)

Foreign currency translation gain	-	-	-	-	-	-	17,072	-	17,072

Balance at June 30, 2010 (Unaudited)	100	$100	-	$-	$(100)	$140,590	$128,249	$2,509,470	$2,778,309

See accompanying notes to these financial statements

GRAND POWER CAPITAL, INC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2010 (UNAUDITED) AND DECEMBER 31, 2009 (AUDITED)

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Grand Power Capital, Inc. (the “Company” or “GPC”) was incorporated in British Virgin Islands (“BVI”) in October 2009 and acquired 100% of the issued and outstanding capital stock of Shenzhen ORB-FT New Materials Co., Ltd. (“Shenzhen ORB”) in May 2010 for RMB 2,672,900 (US $393,000), of which, approximately  $241,000 of the $393,000 was recorded as return of original share capital and the remaining $152,000 was recorded as a dividend to the original shareholders of Shenzhen ORB.) The major shareholder of Shenzhen ORB is the major shareholder of GPC. As GPC and Shenzhen ORB are under common control, the acquisition has been accounted for as a reorganization of the entities, with assets and liabilities transferred at their carrying amounts, and the financial statements presented as if the reorganization had occurred retroactively.

Shenzhen ORB was incorporated in Guangdong Province, People’s Republic of China (PRC) in 2005. The company is a hi-tech enterprise primarily engaged in the development, manufacture and sale of high-performance adhesive seal materials in the PRC. The company provides glass bonding solutions to a wide range of industries, including automobile, ships and boats, construction, and electronics, but currently focusing on the automobile windshields area. The Company is also in the process of producing other auto parts such as bumper, harness, lamp, and cooling liquid.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in conformity with United States generally accepted accounting principles (“US GAAP”). The Company’s functional currency is the Chinese Renminbi (“RMB”); however the accompanying financial statements have been translated and presented in United States Dollars (“$” or “USD”).

Principle of Consolidation

The accompanying consolidated financial statements include the accounts of GPC, and its wholly owned subsidiary Shenzhen ORB. The “Company” refers collectively to GPC and Shenzhen ORB. All significant inter-company accounts and transactions were eliminated in consolidation.

Use of Estimates

In preparing financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year. Significant estimates, required by management, include the recoverability of long-lived assets and the valuation of inventories. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

The Company’s policy is to maintain reserves for potential credit losses on account receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Based on management’s analysis noted above, the bad debts allowance was determined by calculating 0.5% of accounts receivable amount at the balance sheet date.  Based on historical collection activity, the Company made allowance of $5,750 and $5,719 at June 30, 2010 and December 31, 2009, respectively.

GRAND POWER CAPITAL, INC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2010 (UNAUDITED) AND DECEMBER 31, 2009 (AUDITED)

Inventories

Inventories are valued at a lower cost or net realizable value with cost determined on a weighted average basis. Management compares the cost of inventories with the net realizable value and allowance is made for writing down their inventories to net realizable value, if lower.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are expensed as incurred; additions, renewals and improvements are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation is removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets without salvage value and estimated lives of 5-10 years.

Computer and office equipment	5 years
Plant and machinery	10 years

Research and Development

Research and development costs are related primarily to the Company testing its new materials in development stage. Research and development costs are expensed as incurred.  For the six months ended June 30, 2010 and 2009, research and development expense was $ 61,216 and $ 39,217, respectively. For the three months ended June 30, 2010 and 2009, research and development expense was $28,338 and $21,195, respectively.

Income Taxes

The Company utilizes the Financial Accounting Standard Board (“FASB”), Accounting Standard Codification (“ASC”) Topic 740, “Income Taxes”, which requires recognition of deferred tax assets and liabilities for expected future tax consequences of events that were included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company adopted the provisions of ASC Topic 740, “Income Taxes”. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified as selling, general and administrative expense in the statements of income. The adoption of FASB ASC Topic 740 did not have a material impact on the Company’s financial statements. At June 30, 2010 and December 31, 2009, the Company had not taken any significant uncertain tax position on its tax return for 2009 and prior years or in computing its tax provision for 2010.

GRAND POWER CAPITAL, INC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2010 (UNAUDITED) AND DECEMBER 31, 2009 (AUDITED)

Revenue Recognition

The Company's revenue recognition policies are in compliance with Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) 104, (codified in FASB ASC Topic 605).  Sales revenue is recognized when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured.  No revenue is recognized if there are significant uncertainties regarding the recovery of the consideration due or the possible return of goods; sales revenue is recognized when the delivery is completed.  Payments received before all of the relevant criteria for revenue recognition are recorded as unearned revenue.

Sales revenue represents the invoiced value of goods, net of value-added taxes (“VAT”). All Company products are sold in the PRC and subject to the Chinese VAT of 17% of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing the finished product. The Company records VAT payable and VAT receivable net of payments in the financial statements. The VAT tax return is filed offsetting the payables against the receivables. Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government.

Cost of Goods Sold

Cost of goods sold consists primarily of material costs, labor costs, and related overhead which are directly attributable to the production of the products.  Write-down of inventory to the lower of cost or net realizable value is also recorded in the cost of goods sold.

Environmental Costs and Liabilities

Liabilities related to environmental compliance and future remedial costs are recorded when the compliance or remedial efforts are probable and the costs can be reasonably estimated. The PRC adopted environmental laws and regulations that affect the operations of the auto industry. The outcome of environmental liabilities under proposed or future environmental legislation cannot be reasonably estimated at present, and could be material. Under existing legislation, however, Company management believes there are no probable liabilities that will have a material adverse effect on the financial position of the Company.

Shipping and Handling Costs

Shipping and handling costs related to delivery of finished goods are included in selling expenses. During the six months ended June 30, 2010 and 2009, shipping and handling costs were $76,101 and $62,303, respectively. During the three months ended June 30, 2010 and 2009, shipping and handling costs were $46,835 and $55,296, respectively.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of accounts and other receivables. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of its clients' financial condition and customer payment practices to minimize collection risk on accounts receivable.

The operations of the Company are in the PRC.  Accordingly, the Company's business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy.

Statement of Cash Flows

In accordance with SFAS No. 95, “Statement of Cash Flows,” (codified in FASB ASC Topic 230), cash flows from the Company's operations are calculated based upon local currencies.  As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Basic and Diluted Net Income Per Share

GPC is a BVI company with no operations. Shenzhen ORB is a limited company formed under the laws of the PRC. Similar to limited liability companies (LLC) in the United States, limited liability companies in the PRC do not issue shares to the owners. The owners however, are called shareholders. Ownership interest is determined in proportion to capital contributed.  Accordingly, earnings per share data are not presented.

GRAND POWER CAPITAL, INC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2010 (UNAUDITED) AND DECEMBER 31, 2009 (AUDITED)

Fair Value of Financial Instruments

Some of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, other receivables, accounts payable, accrued liabilities and short-term debt, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC Topic 480, “Distinguishing Liabilities from Equity,” and ASC Topic 815, “Derivatives and Hedging.”

As of June 30, 2010 and December 31, 2009, the Company did not identify any assets and liabilities required to be presented on the balance sheet at fair value.

Foreign Currency Translation and Comprehensive Income

The Company’s functional currency is the RMB. For financial reporting purposes, RMB were translated into USD as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders' equity as "Accumulated other comprehensive income". Gains and losses resulting from foreign currency transactions are included in income. There was no significant fluctuation in exchange rate for the conversion of RMB to USD after the balance sheet date.

The Company uses ASC Topic 220 “Comprehensive Income”. Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in-capital and distributions to stockholders. Comprehensive income for the six months ended June 30, 2010 and 2009 included net income and foreign currency translation adjustments.

Segment Reporting

ASC Topic 280, "Segment Reporting" requires use of the “management approach” model for segment reporting.  The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

GRAND POWER CAPITAL, INC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2010 (UNAUDITED) AND DECEMBER 31, 2009 (AUDITED)

ASC Topic 280 has no effect on the Company's financial statements as substantially all of the Company's operations are conducted in one industry segment.  The Company consists of one reportable business segment.  All of the Company's assets are located in the PRC, and all of the Company’s revenue is generated in the PRC.

Recently Issued Accounting Pronouncements Not Yet Adopted

In October 2009, the FASB issued ASU No. 2009-13 on ASC Topic 605, “Revenue Recognition – Multiple Deliverable Revenue Arrangement – a consensus of the FASB Emerging Issues Task Force” (ASU 2009-13). ASU 2009-13 amended guidance related to multiple-element arrangements which require an entity to allocate arrangement consideration at the inception of an arrangement to all of its deliverables based on their relative selling prices. The consensus eliminates the use of the residual method of allocation and requires the relative-selling-price method in all circumstances. All entities must adopt the guidance no later than the beginning of their first fiscal year beginning on or after June 15, 2010. Entities may elect to adopt the guidance through either prospective application for revenue arrangements entered into, or materially modified, after the effective date or through retrospective application to all revenue arrangements for all periods presented.  Since the Company does not have multiple element arrangements; therefore, ASU No. 2009-13 is not currently applicable to the Company.

In October 2009, the FASB issued ASU No. 2009-14 on ASC Topic 985, “Certain Revenue Arrangements-That Include Software Elements” (ASU 2009-14). ASU 2009-14 amended guidance that is expected to significantly affect how entities account for revenue arrangements that contain both hardware and software elements. As a result, many tangible products that rely on software will be accounted for under the revised multiple-element arrangements revenue recognition guidance, rather than the software revenue recognition guidance. The revised guidance must be adopted by all entities no later than fiscal years beginning on or after June 15, 2010. An entity must select the same transition method and same period for the adoption of both this guidance and the revisions to the multiple-element arrangements guidance noted above. The Company does not have revenue arrangements including software element; therefore, AUS 2009-14 is not applicable to the Company.

In April 2010 the FASB issued ASU No. 2010-13, “Compensation – Stock Compensation” (ASC Topic 718), Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades. This ASU provides amendments to ASC Topic 718 to clarify that an employee share-based payment award with an exercise price denominated in the currency  of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity. The amendments in this ASU are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. The amendments in this ASU should be applied by recording a cumulative-effect adjustment to the opening balance of retained earnings. The cumulative-effect adjustment should be calculated for all awards outstanding as of the beginning of the fiscal year in which the amendments are initially applied, as if the amendments had been applied consistently since the inception of the award. The cumulative-effect adjustment should be presented separately. Earlier application is permitted. This standard is not currently applicable to the Company.

Recently Adopted Accounting Pronouncements

In January 2010, the FASB issued ASU No. 2010-06, “Fair Value Measurements and Disclosures” (ASC Topic 820), Improving Disclosures about Fair Value Measurements. This update provides amendments to ASC Topic 820 that will provide more robust disclosures about (1) the different classes of assets and liabilities measured at fair value, (2) the valuation techniques and inputs used, (3) the activity in Level 3 fair value measurements, and (4) the transfers between Levels 1, 2, and 3. This standard is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.  This standard is not currently applicable to the Company.

In January 2010, the FASB issued ASU No. 2010-05, “Compensation – Stock Compensation” (ASC Topic 718), Escrowed Share Arrangements and the Presumption of Compensation. This update codifies Emerging Issues Task Force D-110. This standard is not currently applicable to the Company.

GRAND POWER CAPITAL, INC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2010 (UNAUDITED) AND DECEMBER 31, 2009 (AUDITED)

In January 2010, the FASB issued ASU N0. 2010-01, “Equity” (ASC Topic 505), Accounting for Distributions to Shareholders with Components of Stock and Cash. The update clarifies that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected prospectively in earnings per share and is not considered a stock dividend for purposes of ASC Topic 505 and ASC Topic 260, “Earnings Per Share”. This standard is effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. This standard is not currently applicable to the Company.

3. INVENTORY

Inventory consisted of finished goods and raw material at June 30, 2010 and December 31, 2009 as following:

	2010	2009
Finished goods	$344,492	$531,387
Raw material	37,145	15,581
	$381,637	$546,968

4. PROPERTY AND EQUIPMENT, NET

As of June 30, 2010 and December 31, 2009, property and equipment consisted of the following:

	2010	2009
Office equipment	$12,340	$11,320
Plant and machinery	530,121	527,225
Less: Accumulated depreciation	(145,319)	(116,970)
	$397,142	$421,575

Depreciation expense was $27,567 and $26,713 for the six months ended June 30, 2010 and 2009, respectively. Depreciation expense was $13,800 and $13,362 for the three months ended June 30, 2010 and 2009, respectively.

5. PREPAYMENT

Prepayment was mainly the payment to original equipment manufacturing (“OEM”) factories. As the transactions are not yet started or not completed, the amounts were recorded as prepayment instead of cost of sale. At June 30, 2010 and December 31, 2009, the prepayment was $1,108,205 and $468,771, respectively.

6. BILLS RECEIVABLE

Bills receivable represented an instrument which contains an unconditional order to pay a certain amount on an agreed date.  It was used as an assurance for customers making the payment on time according to the agreed terms when the goods are sold on credit and payment is deferred to a future date.  As of June 30, 2010 and December 31, 2009, bills receivable was $303,393 and $87,871, respectively.

7. OTHER RECEIVABLES

Other receivables represented cash advances to employees and short term advances to non-related parties, with no interest bearing and payable upon demand. Based on historical collection activity, the Company made allowance of $1,093 and $1,092 at June 30, 2010 and December 31, 2009, respectively. The net amount of other receivables was $237,201 and $217,383 at June 30, 2010 and December 31, 2009, respectively.

8. MAJOR CUSTOMERS AND VENDORS

Two major customers accounted for 78% (51% and 27% for each) and 76% (54% and 22% for each) of sales for the six months ended June 30, 2010 and 2009, respectively. Accounts receivable from these customers amounted to $942,518 as of June 30, 2010. If these customers were lost, it is unlikely that the Company would be able to replace the lost revenue, at least in the near term.

GRAND POWER CAPITAL, INC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2010 (UNAUDITED) AND DECEMBER 31, 2009 (AUDITED)

The Company purchased its products from three major vendors during the six months ended June 30, 2010 with each accounting for 41%, 31% and 14% of purchases, respectively. Accounts payable to these vendors were $34,852 as of June 30, 2010. The Company had three major vendors during six months ended June 30, 2009 with each vendor accounting for 62%, 12% and 12% of the total purchases.

9. ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables consisted of the following at June 30, 2010 and December 31, 2009, respectively:

	2010	2009
Other payables	$10,546	$-
Accrued salaries	10,732	10,685
Total	$21,278	$10,685

10. DUE FROM RELATED PARTY

Due from related party represented payments of $19,818 made by the Company for a director’s expenses. It was an advance with no interest, payable upon demand, and was unsecured. This amount was repaid by the related party on August 27, 2010.

Other payable to Shenzhen ORB original shareholders

As of June 30, 2010, the Company had $393,600 unsecured, due on demand and non interest-bearing payable to the original owner of Shenzhen ORB for the acquisition of Shenzhen ORB by GPC.

11. TAXES PAYABLE

Taxes payable consisted of the following at June 30, 2010 and December 31, 2009:

	2010	2009
Value-added tax payable	$59,509	$48,209
Education surtax and other taxes payable	595	1,928
Income tax payable	652,253	499,842
Total	$712,357	$549,979

12. INCOME TAXES

Shenzhen ORB is governed by the Income Tax Law of the PRC concerning the private-run enterprises in special district. Prior to 2008, the Company was subject to tax at a statutory rate of 15% on income reported in the statutory financial statements after appropriated tax adjustments.  According to the new income tax law that became effective January 1, 2008, for those enterprises to which the 15% tax rate was applicable previously, the applicable rates shall be gradually increasing over a five-year period to reach the new statutory income tax rate of 25% as follows:

Year	Tax Rate
2007	15%
2008	18%
2009	20%
2010	22%
2011	24%
2012	25%

GRAND POWER CAPITAL, INC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2010 (UNAUDITED) AND DECEMBER 31, 2009 (AUDITED)

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the six and three months ended June 30, 2010 and 2009:

	For the Six Months Ended June 30,		For the Three Months Ended June 30,
	2010	2009	2010	2009
US statutory rates	34.0%	34.0%	34.0%	34.0%
Tax rate difference	(9.0)%	(9.0)%	(9.0)%	(9.0)%
Effect of tax holiday	(3.0)%	(5.0)%	(3.0)%	(5.0)%
Other	(0.6)%	-	-	-
Effective income tax rate	21.4%	20.0%	22.0%	20.0%

There were no material temporary differences on deferred tax as of June 30, 2010 and 2009.

13. STATUTORY RESERVES

Pursuant to the corporate law of the PRC effective January 1, 2006, the Company’s operating subsidiary, Shenzhen ORB, is now only required to maintain one statutory reserve by appropriating from its after-tax profit before declaration or payment of dividends. The statutory reserve represents restricted retained earnings.

Surplus reserve fund

Shenzhen ORB is now only required to transfer 10% of its net income, as determined under PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of Shenzhen ORB’s registered capital. For the six months ended June 30, 2010, Shenzhen ORB transferred $0 to the reserve. For the year ended December 31, 2009, Shenzhen ORB transferred $38,821 to this reserve.

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any. The fund may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their equity interest or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such capital issuance is not less than 25% of the registered capital.

Common welfare fund

Common welfare fund is a voluntary fund into which Shenzhen ORB can elect to transfer 5% to 10% of its net income. Shenzhen ORB did not make any contribution to this fund in the six and three months ended June 30, 2010 and 2009.

This fund can only be utilized on capital items for the collective benefit of Shenzhen ORB’s employees, such as construction of dormitories, cafeteria facilities, and other staff welfare facilities. This fund is non-distributable other than upon liquidation.

14. COMMITMENTS

Rents

Shenzhen ORB leased an office in Chongqing city under a long term, non-cancelable lease agreement on December 1, 2008 with an expiration date of November 30, 2011.  The monthly rent under the lease was approximately $527 (RMB 3,600). Based on the lease agreement, Shenzhen ORB will be required to pay penalty for early lease termination, which is the deposit for the lease along with the remaining rents up to the original lease termination date.

As of June 30, 2010, future minimum rental payments required under this operating lease is as follows:

GRAND POWER CAPITAL, INC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2010 (UNAUDITED) AND DECEMBER 31, 2009 (AUDITED)

As of June 30,	Amount
2010	$6,300
2011	2,600
Total	$8,900

Total rental expense for the six months ended June 30, 2010 and 2009 was $24,213 and $5,620, respectively. Total rent expense was $11,515 and $2,811 for the three months ended June 30, 2010 and 2009, respectively.

Consulting Service

On March 1, 2010, the Company entered into a consulting service agreement expiring on December 31, 2010 with a consulting company. Under the agreement, this consulting company will provide a feasibility study report for the expansion of new product lines, identify no less than five targets for the Company and guide the Company in the consummation of any such acquisition. The total consulting fee is approximately $282,800 (RMB 1.92 million). The Company paid 50% of the consulting fee upon signing of the agreement, and will pay the remaining 50% of the consulting fee upon completion of the acquisition. The Company recorded the payment of first 50% of consulting fee as prepayment at June 30, 2010, and will expense it to general and administrative expense when the consulting service is rendered by the consulting firm. Based on the agreement, the Company can be subjected to a later payment penalty of two times a China bank’s short term loan interest rate.  The Corporation Representative of the consulting company is a director of Shenzhen ORB

15. OPERATING RISKS

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company’s sales, purchase and expense transactions are denominated in RMB and all of the Company’s assets and liabilities are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current law. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions. Remittances in currencies other than RMB may require certain supporting documentation in order to affect the remittance.

16. SUBSEQUENT EVENT

Action Acquisition Corporation ("Action”)  acquired GPC on September 10, 2010 through a share exchange as described above. Under US GAAP, the share exchange is considered to be a capital transaction in substance, rather than a business combination.  That is, the share exchange is equivalent to the issuance of stock by GPC for the net monetary assets of Action, accompanied by a recapitalization, and is accounted for as a change in capital structure. GPC’s shareholders will own the majority of the shares and will exercise significant influence over the operating and financial policies of the consolidated entity. Pro forma financial information is not applicable as this is not a business combination under Article 11-01 of Regulation S-X and Action is a public shell company with no operations. The post reorganization comparative historical financial statements will be the historical financial statements of Shenzhen ORB accompanied by a recapitalization.

On November 3, 2010, Action changed its name from Action Acquisition Corporation to ORB Automotive Corporation (“ORB”).